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                                                                    EXHIBIT 3.80

             [Restated electronically for SEC filing purposes only]


                        RESTATED ARTICLES OF ORGANIZATION
                                       OF
                          RESORT RENTAL VACATIONS, LLC

1.       The name of the Limited Liability Company is Resort Rental Vacations,
         LLC.

2. The name and complete address of the Limited Liability Company's initial registered agent and office in the state of Tennessee is CT Corporation, 530 Gay Street, Knoxville, TN 37902, Knox County.

3. The name and address of the organizer of the Limited Liability Company is:

         Karen M. Ray, 530 Oak Court Dr., Suite 360, Memphis, TN 38117

4.       The Limited Liability Company will be Member Managed.

5.       Number of members at the date of filing: one (ResortQuest
         International, Inc.).

6.       The document is to be effective upon filing by the Secretary of State.

7. The complete address of the Limited Liability Company's principal executive office is 530 Oak Court Dr., Suite 360, Memphis, TN 38117.

8.       Period of Duration: Perpetual.

9.       Other Provisions:  None.

10.      This Limited Liability Company is not a Non-Profit Limited Liability
         Company.

     August 2, 2002                                  /s/ Karen M. Ray
     --------------                                  ----------------
     Signature Date                                  Signature


     Assistant Secretary                             Karen M. Ray
     -------------------                             -------------
     Signer's Capacity                               Name (typed or printed)